UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 14, 2015

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 NE 8th Street, Suite 800

Bellevue, Washington 98004

(Address of principal executive offices)

(425) 201-6100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2015, Blucora, Inc. (“Blucora”) and its indirect wholly owned acquisition subsidiary, Project Baseball Sub, Inc. (“Acquisition Sub”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with HDV Holdings, LLC (the “Seller”) and HDV Holdings, Inc., pursuant to which Acquisition Sub will acquire the outstanding capital stock of HDV Holdings, Inc., which is the holding company for the group of companies that comprise the HD Vest Financial Services® business (“HD Vest”). Acquisition Sub’s purchase of the capital stock of HDV Holdings, Inc. is referred to herein as the “Acquisition.”

In connection with the Acquisition, certain members of management (the “rollover employees”) will roll over a portion of the proceeds they would have otherwise received at the closing into shares of Acquisition Sub (referred to as the “rollover”). Immediately thereafter, the current chief executive officer of HD Vest will sell a portion of his newly acquired shares of Acquisition Sub to Blucora (the “CEO Sale”) in exchange for a promissory note, pursuant to which Blucora agrees to pay the value of such Acquisition Sub shares at the closing over a three-year period (50% in year one, 40% in year two and 10% in year three) at an interest rate of 5% per annum. After giving effect to the rollover and the CEO Sale described above, it is expected that after the closing, Blucora will be the indirect owner of approximately ninety-five percent (95%) of HDV Holdings, Inc., with the remaining five percent (5%) held collectively by the rollover employees.

The total consideration payable to the Seller in connection with the Acquisition is $580.0 million in cash, subject to certain adjustments, including working capital at closing, an adjustment for cash retained by HD Vest, an adjustment of up to $20.0 million if HD Vest achieves certain Adjusted EBITDA targets, and an adjustment for the value of the shares the rollover employees exchanged for shares of Acquisition Sub. The purchase price is expected to be funded by a combination of cash on hand and committed credit facilities, as described below.

In connection with the Purchase Agreement, Blucora entered into a debt financing commitment letter with the Bank of Montreal and BMO Capital Markets Corp. on October 14, 2015 (the “Debt Commitment Letter”), pursuant to which Bank of Montreal and BMO Capital Markets Corp. have committed to arrange and provide a $400.0 million first lien term loan facility and a $25.0 revolving credit facility on the terms and subject to the conditions set forth in the Debt Commitment Letter. Blucora’s obligations under the Purchase Agreement are not conditioned on receipt of financing.

The consummation of the Acquisition is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval of the Acquisition by the Financial Industry Regulatory Authority; (ii) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the retention of a certain number of representatives of HD Vest and a certain level of assets under administration or management; (iv) the retention of HD Vest’s Chief Executive Officer, or if he has suffered a death or disability, the retention of certain other members of management; (v) no material adverse effect shall have occurred; and (vi) other customary closing conditions. Blucora expects the Acquisition to close in late 2015 or early 2016.

Either party may terminate the Purchase Agreement upon an uncured breach of the Purchase Agreement, in certain circumstances, or if the Acquisition has not been consummated by March 7, 2016. In addition, the Seller may terminate the Purchase Agreement if all closing conditions have been satisfied or waived and Blucora fails to close within three business days. In the case of such termination, Blucora would be required to pay the Seller a termination fee of $40.0 million (if the Seller terminates the Purchase Agreement in 2015) or $50.0 million (if the Seller terminates the Purchase Agreement in 2016).

The foregoing description is a summary, does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the parties thereto. In particular, there are representations and warranties contained in the Purchase Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, security holders should not rely on the representations and warranties as statements of factual information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On October 14, 2015, Blucora issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Blucora will host a conference on October 14, 2015 at 5:30 a.m. Pacific time / 8:30 a.m. Eastern time to discuss the Acquisition. A copy of an investor presentation with additional information can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A copy of that investor presentation is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and may be subject to various risks and uncertainties, including those risk factors included in Blucora’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and Blucora undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits

10.1	Stock Purchase Agreement by and among HDV Holdings, LLC, Blucora, Inc., Project Baseball Sub, Inc. and HDV Holdings, Inc. dated October 14, 2015.

99.1	Press release dated October 14, 2015.

99.2	Investor presentation dated October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

By	/s/ Mark A. Finkelstein
Mark A. Finkelstein
Chief Legal & Administrative Officer and Secretary

October 14, 2015

EXHIBIT INDEX

Exhibit No	Description

10.1	Stock Purchase Agreement by and among HDV Holdings, LLC, Blucora, Inc., Project Baseball Sub, Inc. and HDV Holdings, Inc. dated October 14, 2015.

99.1	Press release dated October 14, 2015.

99.2	Investor presentation dated October 14, 2015.